Exhibit 99.1

JOINDER AGREEMENT

JOINDER AGREEMENT dated April 27, 2010 by and among Oak Street Capital Management, LLC (“Oak Street”), Dash Acquisitions LLC (“Dash Acquisitions”), Murano Partners LP (“Murano Partners”), Murano Capital LLC (“Murano Capital”), Murano Holdings, LLC (“Murano Holdings”), Murano Group LLC (“Murano Group”), Jay Thomson and Tony Lai.  Murano Partners, Murano Capital, Murano Holdings, Murano Group, Jay Thomson and Tony Lai are collectively referred to herein as the “Joined Parties.”

W I T N E S S E T H

WHEREAS, Oak Street, Dash Acquisitions and certain other stockholders (collectively, the “Existing Stockholders”) of Denny’s Corporation (the “Company”) are parties to that certain Joint Filing and Solicitation Agreement dated as of March 1, 2010 (the “Agreement”), a copy of which is attached hereto as Exhibit A, pursuant to which the Existing Stockholders have formed a “group” (as contemplated by Section 13(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) for the purpose of acting in concert with one another in their capacities as stockholders of the Company; and

WHEREAS, the Joined Parties, stockholders of the Company, desire to join the group formed by the Existing Stockholders and have agreed to conduct their activities with respect to their investment in the Company in accordance with the terms of the Agreement.

NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements of the parties herein contained, the parties hereby agree as follows:

Section 1.  Joinder.  Effective immediately, the Joined Parties are joined as parties to the Agreement and as members of The Committee to Enhance Denny’s (the “Committee”).  The Joined Parties agree to be bound by the terms and conditions of the Agreement applicable to the members of the Committee.

Section 2.  Counterparts.  This Joinder Agreement may be executed in counterparts, each of which shall be deemed an original and all of which, taken together, shall constitute but one and the same instrument, which may be sufficiently evidenced by one counterpart.

Section 3.  Choice of Law.  In the event of any dispute arising out of the provisions of this Joinder Agreement, the parties hereto consent and submit to the exclusive jurisdiction of any court of competent jurisdiction of the State of New York located in New York County and the federal court in the Southern District of New York.

Section 4.  Sophisticated Investor.  The Joined Parties hereby acknowledge that they are sophisticated investors, have adequate information concerning the business and financial condition of the Company and have independently, and without reliance upon any assurances by the Existing Stockholders, made their own analysis and decision to enter into this Joinder Agreement and to be subject to the restrictions set forth in the Agreement.  The Joined Parties acknowledge that they have not been given advice or assurances by the Existing Stockholders as to whether their decision to enter into this Joinder Agreement is prudent and understand that the activities contemplated by the Agreement may not necessarily result in the appreciation of their investment in the Company.

Section 5.  Schedule 13D.  Each party agrees that this Joinder Agreement shall be filed as an exhibit to a Schedule 13D amendment to be filed by the Committee pursuant to Rule 13d-1(k)(1)(iii) under the Exchange Act.

[signature pages follow]

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IN WITNESS WHEREOF, the parties hereto have caused this Joinder Agreement to be executed as of the day and year first above written.

OAK STREET CAPITAL MANAGEMENT, LLC

By:	/s/ David Makula
David Makula
Managing Member

DASH ACQUISITIONS LLC

By:	/s/ Jonathan Dash
Jonathan Dash
President

MURANO PARTNERS LP

By:	Murano Capital LLC General Partner

By:	Murano Holdings, LLC Managing Member

By:	/s/ Jay Thomson
Jay Thomson
Managing Member

MURANO CAPITAL LLC

By:	Murano Holdings, LLC
Managing Member

By:	/s/ Jay Thomson
Jay Thomson
Managing Member

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MURANO HOLDINGS, LLC

By:	/s/ Jay Thomson
Jay Thomson
Managing Member

MURANO GROUP LLC

By:	/s/ Jay Thomson
Jay Thomson
Managing Member

/s/ Jay Thomson
JAY THOMSON

/s/ Tony Lai
TONY LAI

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Exhibit A

JOINT FILING AND SOLICITATION AGREEMENT

WHEREAS, certain of the undersigned are stockholders, direct or beneficial, of Denny’s Corporation, a Delaware Corporation (the “Company”);

WHEREAS, Oak Street Capital Master Fund, Ltd. (“Oak Street Master”), Oak Street Capital Management, LLC (“Oak Street Management”), David Makula, Patrick Walsh, Dash Acquisitions LLC (“Dash Acquisitions”), Jonathan Dash, Soundpost Capital, LP, Soundpost Capital Offshore, Ltd., Soundpost Advisors, LLC, Soundpost Partners, LP (“Soundpost Partners”), Soundpost Investments, LLC, Jaime Lester, Lyrical Opportunity Partners II, L.P., Lyrical Opportunity Partners II, Ltd., Lyrical Opportunity Partners II GP, L.P., Lyrical Corp III, LLC, Lyrical Partners, L.P. (“Lyrical Partners”), Lyrical Corp I, LLC, Jeffrey Keswin and Patrick H. Arbor, wish to form a group for the purpose of seeking representation on the Board of Directors of the Company at the 2010 annual meeting of stockholders of the Company, or any other meeting of stockholders held in lieu thereof, and any adjournments, postponements, reschedulings or continuations thereof (the “2010 Annual Meeting”) and for the purpose of taking all other action necessary to achieve the foregoing.

NOW, IT IS AGREED, this 1st day of March 2010 by the parties hereto:

1.           In accordance with Rule 13d-1(k)(1)(iii) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), each of the parties (collectively, the “Group”) agrees to the joint filing on behalf of each of them of statements on Schedule 13D, and any amendments thereto, with respect to the Securities (as defined below) of the Company.  Each member of the Group shall be responsible for the accuracy and completeness of his/its own disclosure therein, and is not responsible for the accuracy and completeness of the information concerning the other members, unless such member knows or has reason to know that such information is inaccurate.  “Securities” shall mean equity securities of the Company, options to purchase or sell equity securities of the Company, and swaps, synthetics and other derivative securities or instruments, the value of which is solely and directly related to equity securities of the Company.

2.           So long as this agreement is in effect, (i) none of the parties shall purchase or sell Securities of the Company or otherwise increase or decrease his/its economic exposure to Securities of the Company if such party reasonably believes that, as a result of such action, the Group or any member thereof would be likely to be required to make any regulatory filing (including, but not limited to, a Schedule 13D amendment, Form 3 or Form 4 with the Securities and Exchange Commission) without using his/its reasonable efforts to give Oak Street Management at least 24 hours prior written notice, and (ii) each of the parties shall provide written notice to Oak Street Management of (a) any of his/its purchases or sales of Securities of the Company, and (b) any Securities of the Company over which he/it acquires or disposes of beneficial ownership, no later than 24 hours after each such transaction.

3.           Each of the parties agrees to form the Group for the purpose of (i) soliciting proxies or written consents for the election of the persons nominated by Oak Street Master to the Board of Directors of the Company at the 2010 Annual Meeting, (ii) taking such other action as the parties deem advisable, and (iii) taking all other action necessary or advisable to achieve the foregoing (the “Solicitation”).

4.           Each of Oak Street Management, Dash Acquisitions, Soundpost Partners and Lyrical Partners agrees to pay all expenses incurred by the Group in connection with the Group’s activities, including expenses incurred by any of the parties in the Solicitation (the “Expenses”), that have been approved by Oak Street Management and Dash Acquisitions as follows: (i) with respect to the first $293,000 of Expenses, Oak Street Management shall pay 22.0% of such Expenses, Dash Acquisitions shall pay 22.0% of such Expenses, Soundpost Partners shall pay 42.7% of such Expenses and Lyrical Partners shall pay 13.3% of such Expenses; and (ii) with respect to any Expenses in excess of $293,000, Oak Street Management shall pay 50% of such Expenses and Dash Acquisitions shall pay 50% of such Expenses.  All Expenses that have been paid or approved in writing by Oak Street Management or Soundpost Partners prior to the date hereof shall be deemed to be approved by Oak Street Management and Dash Acquisitions for purposes of this Section 4.

5.           Each of the parties agrees that any SEC filing, press release or stockholder communication proposed to be made or issued by the Group or any member of the Group in connection with the Solicitation shall be first approved by Oak Street Management and Dash Acquisitions, which approval shall be given as promptly as reasonably practicable and shall not be unreasonably withheld.  The parties also agree that any press release or written communication issued pursuant to the immediately preceding sentence that refers to Oak Street Management or its affiliates shall also refer to Dash Acquisitions with equal prominence.  With respect to any SEC filing, each filing shall separately be made under the name of each of Oak Street Management and Dash Acquisitions, provided, however, that such filings shall only be made under the name of Oak Street Management in the event the SEC requests or requires that such filings be made under one name.

6.           Should any disagreement arise between or among any members of the Group concerning decisions to be made or actions to be taken in connection with the activities specified in Section 3 or Section 5, Oak Street Management and Dash Acquisitions shall have the sole authority to resolve any such disagreement, which resolution shall be reached as promptly as reasonably practicable and shall not be unreasonably withheld.

7.           The relationship of the parties hereto shall be limited to carrying on the business of the Group in accordance with the terms of this agreement.  Such relationship shall be construed and deemed to be for the sole and limited purpose of carrying on such business as described herein.  Nothing herein shall be construed to authorize any party to act as an agent for any other party, or to create a joint venture or partnership, or to constitute an indemnification.  Nothing herein shall restrict any party’s right to purchase or sell Securities of the Company, as he/it deems appropriate, in his/its sole discretion, provided that all such sales are made in compliance with all applicable securities laws.

8.           This agreement may be executed in counterparts, each of which shall be deemed an original and all of which, taken together, shall constitute but one and the same instrument, which may be sufficiently evidenced by one counterpart.

9.           In the event of any dispute arising out of the provisions of this agreement or their investment in the Company, the parties hereto consent and submit to the exclusive jurisdiction of any court of competent jurisdiction of the State of New York located in New York County and the federal court in the Southern District of New York.

10.           The parties’ rights and obligations under this agreement (other than the rights and obligations set forth in Section 4 and Section 9 which shall survive any termination of this agreement, subject to the final sentence of Section 11) shall terminate immediately after the conclusion of the Solicitation or as otherwise agreed to by the parties.

11.           The terms and provisions of this agreement may not be modified, waived or amended without the written consent of each of the parties hereto.  Notwithstanding anything to the contrary contained herein, this agreement may be amended, without the written consent of each of the parties hereto, to (i) add any person or entity as a party hereto, which shall become effective upon execution of an appropriate joinder agreement signed by such person or entity and Oak Street Management and Dash Acquisitions, or (ii) remove any member of the Group as a party hereto, which shall be effective upon delivery of an appropriate written notice from Oak Street Management to such member, in the event (a) Oak Street Management determines, in its sole discretion, that such member has breached his/its obligations under this agreement or is otherwise not acting in the best interests of the Group, or (b) any disagreement contemplated under Section 6 cannot be resolved within two business days.  In the event any member of the Group is removed as a party to this agreement pursuant to the immediately preceding sentence, such member shall cease to have any rights or obligations under this agreement, except that such member shall be obligated to pay in accordance with Section 4 its proportional share of the Expenses that have been incurred by the Group prior to the date of such removal.

12.           Each member of the Group disclaims any beneficial or pecuniary interest in the Securities of the Company held by the other members of the Group, and each member intends to make its/his own individual investment and ownership decisions with respect to the Securities of the Company.  There is no understanding or agreement among any members of the Group to share in any profits from transactions effected by other Group members.

13.           Each party agrees that Olshan Grundman Frome Rosenzweig & Wolosky LLP shall act as counsel for both the Group and each of Oak Street Management, Dash Acquisitions, Soundpost Partners and Lyrical Partners relating to their respective investments in the Company.

14.           Each party agrees that the Group shall be referred to as “The Committee to Enhance Denny’s” or such other name as may be determined by Oak Street Management and Dash Acquisitions and that David Makula, Patrick Walsh and Jonathan Dash shall be referred to as the Co-Chairmen thereof.

15.           Each party agrees that this agreement shall be filed as an exhibit to a Schedule 13D pursuant to Rule 13d-1(k)(1)(iii) under the Exchange Act.

[Signatures on following page]

IN WITNESS WHEREOF, the parties hereto have caused this agreement to be executed as of the day and year first above written.

OAK STREET CAPITAL MASTER FUND, LTD.

By:	Oak Street Capital Management, LLC Investment Manager

By:	/s/ David Makula
David Makula Managing Member

OAK STREET CAPITAL MANAGEMENT, LLC

By:	/s/ David Makula
David Makula Managing Member

/s/ David Makula
DAVID MAKULA

/s/ Patrick Walsh
PATRICK WALSH

DASH ACQUISITIONS LLC

By:	/s/ Jonathan Dash
Jonathan Dash President

/s/ Jonathan Dash
JONATHAN DASH

SOUNDPOST CAPITAL, LP

By:	Soundpost Advisors, LLC General Partner

By:	/s/ Jaime Lester
Jaime Lester Managing Member

SOUNDPOST CAPITAL OFFSHORE, LTD.

By:	Soundpost Partners, LP Investment Manager

By:	Soundpost Investments, LLC General Partner

By:	/s/ Jaime Lester
Jaime Lester Managing Member

SOUNDPOST ADVISORS, LLC

By:	/s/ Jaime Lester
Jaime Lester Managing Member

SOUNDPOST PARTNERS, LP

By:	Soundpost Investments, LLC General Partner

By:	/s/ Jaime Lester
Jaime Lester Managing Member

SOUNDPOST INVESTMENTS, LLC

By:	/s/ Jaime Lester
Jaime Lester Managing Member

/s/ Jaime Lester
JAIME LESTER

LYRICAL OPPORTUNITY PARTNERS II, L.P.

By:	Lyrical Opportunity Partners II GP, L.P. General Partner

By:	Lyrical Corp III, LLC General Partner

By:	/s/ Jeffrey Keswin
Jeffrey Keswin Managing Member

LYRICAL OPPORTUNITY PARTNERS II, LTD.

By:	Lyrical Partners, L.P. Investment Manager

By:	Lyrical Corp I, LLC General Partner

By:	/s/ Jeffrey Keswin
Jeffrey Keswin Managing Member

LYRICAL OPPORTUNITY PARTNERS II GP, L.P.

By:	Lyrical Corp III, LLC General Partner

By:	/s/ Jeffrey Keswin
Jeffrey Keswin Managing Member

LYRICAL CORP III, LLC

By:	/s/ Jeffrey Keswin
Jeffrey Keswin Managing Member

LYRICAL PARTNERS, L.P.

By:	Lyrical Corp I, LLC General Partner

By:	/s/ Jeffrey Keswin
Jeffrey Keswin Managing Member

LYRICAL CORP I, LLC

By:	/s/ Jeffrey Keswin
Jeffrey Keswin Managing Member

/s/ Jeffrey Keswin
JEFFREY KESWIN

/s/ Patrick H. Arbor
PATRICK H. ARBOR